[TRANSLATED FROM THE HEBREW]

                            MEMORANDUM OF ASSOCIATION
                            -------------------------

1.       The company's name: Scanvec Co. (1990) Ltd.

2.       The objects for which the company is formed:

         (a) Development, manufacture, marketing and trade in software, computer systems, computer equipment and ancillary products for computers.

         (b) Development, manufacture and sale of scanner software and all manner of computer hardware.

         (c) To carry on business as distributors, marketers, importers, exporters, establishers, operators and experts in the sphere of software and hardware.

         (d) Any lawful object passed in general meeting and approved by the board of directors.

3.       The members' liability is limited.

4. The share capital is NIS 10,006, divided into 10,000 ordinary shares, five founder shares and one preferred share, each of NIS 1.

We the undersigned wish to incorporate in accordance with this memorandum and each agree to take the number of shares appearing against our respective names.


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
                     Subscribers' names                         Number of shares
                 (I.D., address, description)                       taken                   Signatures
                 ----------------------------                   ----------------            ----------
1.      Ramon Harel, I.D. No. 201989                            20 ordinary                 (Signed)
        11 Mechula St., Ramat Efal                              1 founder

2.      Zvi Eintracht, I.D. No. 56589666                        20 ordinary                 (Signed)
        3 Shlomo Ben Yosef St., Bat Yam                         1 founder
                                                                1 preferred

3.      Zvi Haveh Software Services Ltd.                        23 ordinary                 (Signed & stamped)
        3 Yatkovsky St., Petach Tikva                           1 founder
        Private Company No. 51-1076762

4.      Imagesoft Ltd.                                          16 ordinary                 (Signed & stamped)
        41/24 Bialik St., Ness Ziona                            1 founder
        Private Company No. 51-132103

5.      Avim Braun, German passport 69389261                    13 ordinary                 (Signed & stamped by the
        C/o Adv. Ben-Nathan, 1/9 Ben Yehuda St, Tel Aviv        1 founder                   attorney, Adv. Rami
        64 N. Mar Viesta, #125                                                              Ben-Nathan)
        Pasadena, California, 91106 USA

Witness to the aforegoing signatures -

(Signed & stamped)
-------------------
Dina Yahav, Adv.


                      [Stamp of the Registrar of Companies]

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